                                                                    Exhibit 99.1

NEWS RELEASE

Investor Relations Contact:                    Corporate Communications Contact:
Sonia Segovia, IR Coordinator                  Abbie Kendall, Principal
PDF Solutions, Inc.                            Armstrong Kendall, Inc.
Tel: (408) 938-6491                            Tel: (503) 672-4681
Email: sonia.segovia@pdf.com                   Email: abbie@akipr.com


                         PDF SOLUTIONS(R) REPORTS RECORD
                              FIRST QUARTER REVENUE

      SAN JOSE, Calif. -- April 22, 2004 -- PDF Solutions, Inc. (Nasdaq: PDFS) the leading provider of process-design integration technologies to enhance IC manufacturability, today announced financial results for its first fiscal quarter ended March 31, 2004.

      Revenue for the first fiscal quarter of 2004 totaled a record $12.7 million, an increase of 40%, compared with revenue of $9.1 million for the first fiscal quarter of 2003. On a GAAP basis, net loss for the first fiscal quarter of 2004 totaled $1.8 million, or $0.07 per diluted share, compared with a net loss of $1.3 million, or $0.06 per diluted share, for the first fiscal quarter of 2003.


      In addition to using GAAP results in evaluating PDF's business, management also believes it useful to measure results using a non-GAAP measure of net income (loss), which excludes amortization of stock-based compensation and acquired intangible assets. Using this non-GAAP measure, net loss for the first fiscal quarter of 2004 totaled approximately $373,000, or $0.01 per diluted share, compared with a non-GAAP net loss of approximately $658,000, or $0.03 per diluted share, for the first fiscal quarter of 2003.

      As previously announced, the company will hold a live conference call beginning at 3:00 p.m. PDT/6:00 p.m. EDT today to discuss the quarterly results. A live webcast of this conference call will be available on the company's website at http://ir.pdf.com/medialist.cfm. A replay of the call will be available at the same website address beginning approximately two hours after completion of the live call. Further, a copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the most directly comparable GAAP measure, which non-GAAP measures may be used periodically by the company's management when discussing financial results with investors and analysts, will be available on the company's website at http://www.pdf.com/news_archive.phtml following the date of this release.

ABOUT PDF SOLUTIONS

PDF Solutions, Inc. (Nasdaq: PDFS) is the leading provider of process-design integration technologies for manufacturing integrated circuits (ICs). PDF's software, methodologies and services enable semiconductor companies to create IC designs that can be more easily manufactured using manufacturing processes that are more capable. By simulating deep sub-micron product and process interactions, the PDF solution offers clients reduced time to market, increased IC yield and performance, and enhanced product reliability and profitability. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in Europe and Japan. For more information, visit www.pdf.com.

PDF Solutions(R) is a registered trademark of PDF Solutions, Inc.

                                     -more-
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                               PDF SOLUTIONS, INC.
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                 (IN THOUSANDS)

                                                            MARCH 31,      DECEMBER 31,
                                                              2004            2003
                                                            ---------       ---------
                                     ASSETS
Current assets:
     Cash and cash equivalents ...........................  $  42,748       $  39,110
     Accounts receivable, net of allowances ..............     11,165          11,869
     Prepaid expenses and other current assets ...........      2,267           2,614
     Deferred tax assets .................................      1,953           1,808
                                                            ---------       ---------
          Total current assets ...........................     58,133          55,401
Property and equipment, net ..............................      3,659           4,110
Goodwill .................................................     40,548          40,548
Intangible assets, net ...................................     21,146          22,906
Other assets .............................................      1,135           1,002
                                                            ---------       ---------
          Total assets ...................................  $ 124,621       $ 123,967
                                                            =========       =========
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable ....................................  $   1,290       $     835
     Accrued compensation and related benefits ...........      2,201           1,952
     Other accrued liabilities ...........................      1,601           1,485
     Other acquisition obligations .......................      1,675           1,880
     Taxes payable .......................................      2,579           2,871
     Deferred revenue ....................................      3,731           3,300
     Billings in excess of recognized revenue ............        776             465
                                                            ---------       ---------
          Total current liabilities ......................     13,853          12,788
Long term liabilities ....................................        300             287
Deferred tax liabilities .................................      3,820           4,340
                                                            ---------       ---------
          Total liabilities ..............................     17,973          17,415
                                                            =========       =========
Stockholders' equity:
     Common stock ........................................          4               4
     Additional paid-in-capital ..........................    130,225         129,568
     Deferred stock-based compensation ...................       (433)           (688)
     Notes receivable from stockholders ..................     (1,999)         (3,025)
     Accumulated deficit .................................    (21,203)        (19,361)
     Accumulated other comprehensive income ..............         54              54
                                                            ---------       ---------
          Total stockholders' equity .....................    106,648         106,552
                                                            ---------       ---------
          Total liabilities and stockholders' equity .....  $ 124,621       $ 123,967
                                                            =========       =========

                                     -more-

                               PDF SOLUTIONS, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              THREE MONTHS ENDED
                                                            -----------------------
                                                            MARCH 31,      MARCH 31,
                                                              2004           2003
                                                            --------       --------
Revenue:
     Design-to-silicon-yield solutions ...................  $ 11,695       $  8,108
     Gain share ..........................................       981            959
                                                            --------       --------
         Total revenue ...................................    12,676          9,067
                                                            --------       --------
Cost and expenses:
     Cost of design-to-silicon-yield solutions:
         Direct costs of design-to-silicon-yield solutions     4,354          3,444
         Amortization of acquired core technology ........     1,350             41
     Research and development ............................     5,218          4,332
     Selling, general and administrative .................     3,797          2,662
     Stock-based compensation amortization ...............       255            649
     Amortization of other acquired intangible assets ....       410             --
                                                            --------       --------
         Total costs and expenses ........................    15,384         11,128
                                                            --------       --------
Loss from operations .....................................    (2,708)        (2,061)
Interest and other income, net ...........................       153            375
                                                            --------       --------
Loss before taxes ........................................    (2,555)        (1,686)
Tax benefit ..............................................      (713)          (352)
                                                            --------       --------
Net income (loss) ........................................  $ (1,842)      $ (1,334)
                                                            ========       ========
Net loss per share:
     Basic and Diluted ...................................  $  (0.07)      $  (0.06)
                                                            ========       ========
Weighted average common shares:
     Basic and Diluted ...................................    25,301         22,488
                                                            ========       ========
*Stock-based compensation amortization:
         Cost of design-to-silicon-yield solutions .......  $     28       $    130
         Research and development ........................       202            408
         Selling, general and administrative .............        25            111
                                                            --------       --------
                                                            $    255       $    649
                                                            ========       ========

                                     -more-

                               PDF SOLUTIONS, INC.
         RECONCILIATION OF REPORTED GAAP NET LOSS TO NON-GAAP NET LOSS
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                         THREE MONTHS ENDED
                                                      -----------------------
                                                      MARCH 31,      MARCH 31,
                                                        2004           2003
                                                      --------       --------
GAAP net loss ......................................  $ (1,842)      $ (1,334)
Stock-based compensation amortization ..............       255            649
Amortization of intangibles, net of taxes ..........     1,214             27
                                                      --------       --------
Non-GAAP net loss ..................................  $   (373)      $   (658)
                                                      --------       --------
Non-GAAP net loss per share - basic & diluted ......  $  (0.01)      $  (0.03)
                                                      --------       --------
Weighted average common shares - basic & diluted ...    25,301         22,488
                                                      --------       --------